UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 21, 2007

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420,
New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities; Item 8.01 Other Events.

As previously disclosed on a Form 8-K dated August 1, 2007 and filed on August 7, 2007, on August 1, 2007, Senesco Technologies, Inc., referred to herein as the company, entered into a binding Securities Purchase Agreement to sell up to $5,000,000 of secured convertible debentures, referred to herein as the convertible debentures, and accompanying warrants to YA Global Investments, referred to herein as the YA Global financing.  The terms of the YA Global financing were previously disclosed on such Form 8-K.

On September 21, 2007, the company closed on $1.5 million of such convertible debentures, yielding net proceeds to the company of $1,410,000, after deducting commissions and estimated expenses.

Wainright & Co. acted as the placement agent for this private placement.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In accordance with the terms of the securities purchase agreement, the company has agreed to file a resale registration statement on Form S-3 within 30 days of the closing date to register, pursuant to the Securities Act, the shares of common stock underlying the debentures and warrants, acquired by the investors.

A complete copy of each of the form of debenture, form of warrant, securities purchase agreement, registration rights agreement and the placement agent agreement and related documents of the company, will be filed as exhibits to the Company’s annual report on Form 10-K. The foregoing description of the YA Global financing and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on September 26, 2007 to announce the first closing of the YA Global financing, and a copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated September 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: September 26, 2007	By	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer